UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

UNION CARBIDE CORPORATION

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-1463 Commission File Number	13-1421730 (IRS Employer Identification No.)

400 West Sam Houston Parkway South, Houston, TX (Address of principal executive offices)	77042 (Zip code)

(713) 978-2016 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 31, 2008, Union Carbide Corporation’s parent corporation, The Dow Chemical Company (“Dow”), received from Petrochemical Industries Company (“PIC”), a wholly owned subsidiary of Kuwait Petroleum Corporation, a written notice (the “Notice”) with respect to the Joint Venture Formation Agreement, dated November 28, 2008 (the “JVFA”), between Dow and PIC.  In the Notice, PIC advised Dow of its position that conditions to closing were not satisfied and therefore PIC was not obligated to close on January 2, 2009.  A copy of the Notice is filed as Exhibit 99.1 hereto.

Dow disagrees with the above described characterizations and conclusions expressed by PIC in the Notice.  PIC was obligated to close the transactions contemplated by the JVFA on January 2, 2009, but due to PIC’s failure to perform its obligations, closing under the JVFA was not consummated.   Dow will fully enforce its rights under the JVFA and will pursue remedies available to it.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Notice from Petrochemical Industries Company, dated December 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2009

UNION CARBIDE CORPORATION

By:	/s/ WILLIAM H. WEIDEMAN
	Name:	William H. Weideman
	Title:	Vice President and Controller
The Dow Chemical Company

Authorized Representative of
Union Carbide Corporation